Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation May 2024

2 2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward - looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Earnings,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 3 Company Snapshot Financial Highlights as of March 31, 2024 $7.8 Billion Total Assets $6.0 Billion Total Loans $6.3 Billion Total Deposits $3.9 Billion Assets Under Administration 0.72% YTD Adjusted ROAA (1) : 9.34% YTD Adjusted Return on TCE (1) : 6.58% TCE/TA: 1.67% YTD PTPP (1) ROAA: Dividend Yield: 4.93% 1.07x Price/Tangible Book: 9.5x Price/LTM EPS: Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Founded in 1881, this Illinois state - chartered community bank focuses on in - market relationships while having national diversification through equipment finance. • 53 Branches in Illinois and Missouri • 16 successful acquisitions since 2008

4 Investment Summary and Strategic Initiatives 4 • Profitable growth and improved efficiencies resulting in higher EPS and increased returns over the past few years • Strengthened commercial banking team and increased presence in faster growing markets driving high quality in - market loan production and consistent inflows of new commercial deposits • Wealth Management business focused on more effectively capitalizing on cross - selling opportunities and increasing organic growth rate • More conservative approach to new loan production adopted in light of current environment until economic conditions improve • Well positioned to capitalize on the current environment to add new commercial and retail deposit relationships • Banking - as - a - Service foundation being developed and expected to start making a contribution in 2024

5 Financial Services & Banking Center Footprint Headquartered in Effingham, Illinois 43 Illinois Banking Centers 11 Missouri Banking Centers Our Community Bank is organized into four regions: • Northern • Eastern • Southern • St. Louis Services Include: • Wealth Management • Residential Mortgage • Commercial and Small Business Banking • Retail Services Additional Locations: Equipment Finance - St. Louis, MO Trust Company - Chicago, IL & Tarrytown, NY 5

6 Business and Corporate Strategy We are a community bank focused on developing deep customer relationships and building strong communities. 6

7 Business and Corporate Strategy We are a community bank focused on developing deep customer relationships and building strong communities. 7

8 Business and Corporate Strategy MSBI's Five Strategic Elements Superior Customer Experience We value the customer in everything we do, and we find satisfaction in knowing our contributions make a difference. 8 Process Excellence We are continuously improving our processes to enhance efficiency, accuracy, and speed. By streamlining workflows and leveraging best practices, we aim to deliver services more effectively and increase customer satisfaction. High - Tech, High - Touch We blend cutting - edge technology with genuine personal connections, ensuring a seamless experience across all channels for all our customers. One Midland Culture One company. One culture. One team. One Midland represents our cohesive team that thinks first in terms of team results rather than individual gain. Our employees are empowered with fulfilling careers and continuous growth. High Performing Bank We set bold goals, measure our progress, and adapt our strategies to ensure long - term success and stability. Our efforts to achieve superior financial performance are centered on driving revenue, managing costs, and maximizing shareholder value.

9 Experienced Senior Management Team Jeffrey G. Ludwig President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker SVP, Corporate Counsel and Director of IR ▪ 20+ years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Daniel E. Casey Chief Risk Officer ▪ 30+ years in risk and investment management ▪ Administers enterprise risk management functions including compliance management, loan review, internal audit and other fiduciary safeguards ▪ Joined Midland in 2023 Jeffrey A. Brunoehler Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 9

Successful Execution of Strategic Plan... Total Assets (at period - end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $6.1 $5.6 $4.4 $3.2 $7.4 $6.9 $7.9 $7.8 2015 2016 2017 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2018 2019 2020 2021 2022 2023 10 10 CAGR: 15% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

...Leads to Creation of Shareholder Value $17.00 $18.64 $19.31 $21.66 $20.94 $23.35 $23.44 $17.09 $18.34 $18.80 $21.42 $24.72 $26.91 $27.23 2018 2019 2020 2021 2022 2023 1Q 2024 Tangible Book Value Per Share TBV/Share ex. AOCI 23 Consecutive Years of Dividend Increases Tangible Book Value Per Share (1) Dividends Declared Per Share TBV/Share ex. AOCI CAGR: 7.7% CAGR: 5.0% $0.88 11 11 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $0.97 $1.07 $1.12 $1.16 $1.20 $1.24 2018 2019 2020 2021 2022 2023 1Q 2024 (annualized)

...And Increased Profitability Adjusted Diluted EPS (1) CAGR: 6.2% Adjusted ROATCE (1) & ROAA (1) 15.00% 14.44% 9.24% 18.33% 18.59% 15.98% 9.34% 1.04% 1.08% 0.62% 1.21% 1.18% 1.08% 0.72% Adj ROATCE Adj ROAA 2018 2019 2020 2021 2022 2023 YTD 2024 $2.39 11 12 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $2.54 $1.70 $3.65 $3.79 $3.42 2018 2019 2020 2021 2022 2023

Strategic Initiatives Strengthening Franchise ...Have Produced Improved Growth and Profitability Adjusted Pre - Tax Pre - Provision Earnings (1) (in millions) Total Loans (in millions, as of year - end) 2016 2017 2018 2019 2020 2021 2022 2023 Efficiency Ratio (1) 2016 2017 2018 2019 2020 2021 2022 2023 Wealth Management Revenue (in millions) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 $137.5 $136.3 1.59% 1.55% 1.53% 1.74% 1.67% 1.75% 1.82% 1.72% Adjusted PTPP Adjusted PTPP / Avg Assets Adjusted PTPP CAGR: 15.4% $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 $6,306 $6,131 CAGR: 14.9% 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 55.35% 55.91% 2016 2017 2018 2019 2020 2021 2022 2023 $8.09 11 13 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $13.34 $20.51 $21.83 $22.80 $26.81 $25.71 $25.57 2016 2017 2018 2019 2020 2021 2022 2023

High Tech High Touch - Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	**Flexible Overdrafts** (2022)	**Commercial Online Account Opening** (2021)		
	Near real time payments (2021)		**Integrated Payables – Payments** (2021)	
	Online loan Origination (2021)	**Commercial Relationship pricing optimization engine** (2022)		**Online Access and Portal** (2023)
	Consumer online account opening (2020)	**SBA Loan Portal** (2021)	**SBB Loan Portal** (2023)	
	Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020)			
	CRM deployed to employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020)			
	Retail Banking Needs Navigator & Customer Incentive Programs (2020)	**Self service loan portal and treasury on-boarding** (2021)		**Trust Platform** (2024)
	Five9 Customer Care (2023)		**Mozaik(MSB Salesforce) Omnichannel Account Opening** (2024)	**RIA Platform** (2023)
	Mozaik(MSB Salesforce) Omnichannel Account Opening (2024)			**Wealth Access** (2024)
	Extole Customer Referral Program (2024)			**Unified Wealth & Consumer Online/Mobile Platform** (2024)

Foundational

- **Fintech Partnerships Established** Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica
- **CX Platform Customer Feedback (2020, 2021)**
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (2021), and Cyber Security (UEBA), Add Microsoft Co-Pilot & OpenAI Partnerships (2024)
- **Silo-elimination and 360 view of customer (2020)** All sales teams on single sales platform using same 360 view of customer, Five 9 & Salesforce Customer Service Platform (2023), Self Service IVR (2024), Salesforce Integrated Customer Service and Operations Case Management (2024)
- **Website Relaunch (2024)**
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)** Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (53 FTE)** Chief Digital Officer, Director – Strategic Transformation, Director – Strategic Engineering & Development, Director – Banking as a Service, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development, Fintech Onboarding & Oversight

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Successful Acquisition History

- Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	AMCORE Bank, N.A.	Love Savings / Heartland Bank	Sterling Bancorp	Centrue Financial	Alpine Bancorp.	HomeStar Financial
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	—	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

15

Midland States Bancorp, Inc.

Loan Portfolio and Asset Quality 15 16

17 17 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.74 billion as of March 31, 2024 ($s in millions) RE/Rental & Leasing $1,673.6 35.3% All Others $567.5 12.0% Skilled Nursing $417.0 8.8% Construction - General $314.3 6.6% Manufacturing $234.2 4.9% Assisted Living $104.1 2.2% Trans./Ground Passenger $187.9 4.0% Accommodation & Food Svcs $238.8 5.0% Ag., Forestry, & Fishing $141.9 3.0% General Freight Trucking $191.9 4.0% Wholesale Trade $62.3 1.3% Retail Trade $168.4 3.5% Other Services $102.6 2.2% Commercial Loans and Leases by Industry Health Care $70.5 1.5% Finance and Insurance $267.7 5.6%

18 Commercial Real Estate Portfolio by Collateral Type 18 CRE Concentration (as of March 31, 2024) 48.2% CRE as a % of Total Loans 263.7% CRE as a % of Total Risk - Based Capital (1) Notes: (1) Represents non - owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.87 billion as of March 31, 2024 ($s in millions) Skilled Nursing $420.8 14.6% Retail $466.6 16.2% Multi - Family $537.7 18.7% Industrial/Warehouse $218.4 7.6% Assisted Living $128.5 4.5% All Other $164.0 5.7% Hotel/Motel $176.4 6.1% Office $154.3 5.4% Farmland $67.7 2.4% Residential 1 - 4 Family $89.9 3.1% Restaurant $30.4 1.1% Medical Building $103.0 3.6% Special Purpose $110.9 3.9% C - Store/Gas Station $80.0 2.8% Mixed Use/Other $101.1 3.5% Raw Land $21.8 0.8%

Commercial Loan Growth

More conservative approach to new loan production in light of economic uncertainty has impacted production levels since mid-2022

- New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team
- Addition of expertise in specialty finance and SBA lending
- Increased exposure to higher growth markets in Northern Illinois and St. Louis
- Successfully moving up market and working with larger clients that have greater financing needs
- Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients
- New commercial loan production to be funded by planned reduction in consumer portfolio

Commercial and CRE Loan Production



(in millions)
$673
$861
$661
$508
$365
$252
$226
$302
$242
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
New Loan Fundings
New Unfunded Commitments

Midland States Bancorp, Inc.

19

20 Midland Equipment Finance Portfolio Overview 20 Portfolio Characteristics (as of March 31, 2024) Nationwide portfolio providing financing solutions to equipment vendors and end - users $949.9 million (15.9% of total loans) Total Outstanding Loans and Leases 8,823 Number of Loans and Leases $107,667 Average Loan/Lease Size $3.2 million Largest Loan/Lease 6.22% Weighted Average Rate Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Representative Industries Served Equipment Finance Outstanding Balances (in millions) $1,142 $1,115 $1,064 $1,005 $950 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 2Q23 Note: New production being limited in order to reduce portfolio as a percentage of total loans 0.43% 0.51% 0.82% 1.55% 1.50% 0.43% 0.59% 1.10% 1.37% 1.77% NCOs/Avg Loans & Non Accruals/Qtr end Loans NCOs/Avg Loans NA/Qtr end Loans 3Q23 4Q23 1Q24

GreenSky Consumer Loan Portfolio Overview Portfolio Characteristics (as of March 31, 2024) $606.0 million (10.2% of total loans) Total Outstanding 5.49% Weighted Average Rate 44,430 Number of Active Loans $13,639 Average Loan Size 756 Average FICO Score Projected GreenSky Balances $876 $818 $755 $684 $606 $532 $469 $417 Proj Proj Proj Actual Actual Actual Actual Actual 4Q24 3Q24 2Q24 1Q24 3Q23 4Q23 2Q23 1Q23 Plan with GreenSky to Wind Down Portfolio ▪ Notice provided to officially terminate the GreenSky program in October 2023 ▪ Reduced loan originations ▪ Projected portfolio reduction to $417 million by EOY 2024 ▪ Decrease in portfolio to improve liquidity and capital ▪ Escrow deposits • Escrow deposits absorb losses in excess of cash flow waterfall • Escrow account totaled $26.2 million at 3/31/24 or 4.3% of the portfolio 21 21 (in millions)

Asset Quality • Nonperforming loans increased due to placement of 4 loans on non - accrual, totaling $47.4 million, 3 of which were multi - family construction or multi - family projects • Past due loans and substandard loans declined during the first quarter • Net charge - offs to average loans was 0.30% primarily driven by equipment finance with provision for credit losses on loans of $14.0 million, primarily related to increases to specific reserves, charge offs in the equipment finance portfolio and changes in forecasts and other Q factors Nonperforming Loans / Total Loans (Total Loans as of quarter - end) NCO / Average Loans 0.80% 0.86% 0.89% 0.92% 1.76% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 0.14% 21 22 0.19% 0.22% 0.33% 0.30% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024

$68,502 21 23 $9,459 $982 $(886) $78,057 ACL December 31, 2023 Specific Reserves Portfolio Changes Economic Factors ACL March 31, 2024 Changes in Allowance for Credit Losses ($ in thousands) ▪ Changes to specific reserves ▪ Changes in Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Change to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

ACL by Portfolio 21 24 % of Total Loans ACL Loans % of Total Loans ACL Loans Portfolio ($ in thousands) March 31, 2024 December 31, 2023 1.08% $ 8,897 $ 825,938 1.12% $ 9,135 $ 813,963 Commercial 1.97% 12,950 656,592 2.03% 12,194 601,704 Commercial Other 2.35% 12,496 531,143 2.39% 11,806 494,068 Equipment Finance Loans 2.73% 12,940 473,350 2.95% 13,466 455,879 Equipment Finance Leases 0.78% 12,716 1,622,668 0.84% 13,353 1,591,455 CRE non - owner occupied 1.09% 4,742 436,857 1.08% 4,858 450,149 CRE owner occupied 0.86% 2,398 279,904 1.00% 2,871 287,586 Multi - family 0.55% 373 67,416 0.42% 285 67,923 Farmland 0.92% 4,163 452,593 2.66% 12,629 474,128 Construction and Land Development 1.55% 4,906 317,388 1.58% 4,986 316,310 Residential RE First Lien 1.02% 647 63,195 1.07% 669 62,273 Other Residential 0.66% 711 107,743 0.52% 520 99,157 Consumer 0.37% 3,059 827,435 0.42% 3,091 737,935 Consumer Other (1) 1.12% 68,502 6,131,079 1.31% 78,057 5,958,462 Total Loans 1.25% 65,003 5,215,645 1.45% 74,587 5,136,557 Loans (excluding BaaS portfolio (1) and warehouse lines) Notes: (1) Primarily consists of loans originated through GreenSky relationship

Recent Financial Trends 21 25

26 Overview of 1Q24 Solid Financial Performance Continued Success in Balance Sheet Management Strategies Positive Trends Across Key Metrics Prudent Increase in ACL and Decline in Net Charge - Offs 26 • Net income available to common shareholders of $11.7 million, or $0.53 diluted EPS • Pre - tax, pre - provision earnings (1) of $32.2 million • Steady net interest margin of 3.18% • Strong noninterest income of $21.2 million • Disciplined expense control kept noninterest expense consistent with prior quarter • Improvement in loan - to - deposit ratio • Growth in tangible book value per share • Increases in all capital ratios with CET1 ratio increasing 20bps to 8.60% • Growth in wealth management business driving higher levels of non - interest income • Continued growth in noninterest - bearing deposits resulting from new and expanded commercial relationships • Loan portfolio continues to shift towards core in - market C&I and CRE loans • ACL/Total Loans increased to 1.31% from 1.12% • NCOs declined from prior quarter • Increase due to specific reserve of $8.0 million on one multi - family construction project Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Loan Portfolio • Total loans decreased $172.6 million from prior quarter to $5.96 billion • Decrease primarily driven by decline in equipment finance portfolio of $54.5 million, continued runoff of GreenSky portfolio of $77.7 million, and lower C&I line utilization • Decrease in non - core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Runoff from GreenSky portfolio rotated into investment portfolio Loan Portfolio Mix (in millions, as of quarter - end) ex. Commercial FHA Lines 1Q 2023 $ 2,090 4Q 2023 $ 1,956 1Q 2024 $ 1,872 Commercial loans and leases 2,448 2,407 2,397 Commercial real estate 327 453 474 Construction and land development 370 380 378 Residential real estate 1,119 935 837 Consumer $ 6,354 $ 6,131 $ 5,958 Total Loans $ 6,344 $ 6,131 $ 5,950 Total Loans (in millions, as of quarter - end) $6,354 $6,367 $6,281 $6,131 $5,958 5.80% 5.65% 5.93% 6.00% 5.99% Total Loans 3Q 2023 4Q 2023 Average Loan Yield 1Q 2023 2Q 2023 1Q 2024 Total Loans and Average Loan Yield 27 27

Total Deposits • Total deposits increased $14.5 million from end of prior quarter, primarily due to increases in noninterest - bearing demand and brokered time, partially offset by seasonal outflows of servicing and public funds deposits • Noninterest - bearing deposits increased due to new and expanded commercial and small business relationships and a shift from interest - bearing checking • Short - term brokered deposits added to offset seasonal outflows and reduce other borrowings Deposit Mix (in millions, as of quarter - end) 1Q 2024 4Q 2023 1Q 2023 Noninterest - bearing demand $ 1,212 $ 1,145 $ 1,216 Interest - bearing: $ 2,503 $ 2,512 $ 2,394 Checking $ 1,264 $ 1,136 $ 1,128 Money market $ 637 $ 559 $ 556 Savings $ 767 $ 863 $ 845 Time $ 39 $ 95 $ 188 Brokered time Total Deposits $ 6,324 $ 6,310 $ 6,425 $6,425 $6,427 $6,405 $6,310 $6,324 2.09% 1.70% 2.32% 2.41% 2.49% 2Q 2023 3Q 2023 Total Deposits Cost of Deposits 1Q 2023 4Q 2023 1Q 2024 Total Deposits and Cost of Deposits (in millions, as of quarter - end) 27 28

Deposit Summary as of March 31, 2024 Deposits by Channel (in millions, as of quarter - end) 1Q 2024 $ 2,768 4Q 2023 $ 2,758 1Q 2023 $ 2,829 Retail Commercial 1,388 1,392 1,286 Public Funds 516 569 578 Wealth & Trust 324 322 327 Servicing 901 952 1,009 Brokered Deposits 309 210 141 Other 118 107 255 Total Deposits $ 6,324 $ 6,310 $ 6,425 Trend of Deposit Channel Mix (in millions, as of quarter - end) $6,425 $6,427 $6,405 $6,310 $6,324 Commercial Retail Wealth & Trust Public Funds Brokered Deposits Servicing Other 1Q 2023 27 29 2Q 2023 3Q 2023 4Q 2023 1Q 2024

30 6.5% 65.5% 8.6% 5.8% 3.3% 10.3% US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate Investment Portfolio As of March 31, 2024 Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.36% for 1Q24 and Average Duration is 4.83 years • Purchased $167 million with T/E Yield of 5.92% and no sales in 1Q24 Investments by Yield and Duration Investment Mix & Unrealized Gain (Loss) (in millions) Unrealized Gain (Loss) Book Value Fair Value $ (1) $ 69 $ 68 US GSE & US Agency (82) 764 682 MBS - agency (3) 93 90 MBS - non agency (6) 67 61 State & Municipal — 34 34 CLOs (10) 117 107 Corporate $ (104) $ 1,144 $ 1,040 Total Investments 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 0 1 2 3 4 5 6 7 8 Duration Yiel d $1.04 billion 30

Liquidity Overview Liquidity Sources (in millions) March 31, 2024 December 31, 2023 $ 135.1 $ 167.3 Cash and Cash Equivalents 346.8 506.2 Unpledged Securities 936.0 1,167.4 FHLB Committed Liquidity 699.9 613.3 FRB Discount Window Availability $ 2,117.8 $ 2,454.1 Total Estimated Liquidity $ 419.0 $ 431.0 Conditional Funding Based on Market Conditions Additional Credit Facility $ 500.0 $ 400.0 Brokered CDs (additional capacity) 31 31

3.39% 3.23% 3.20% 3.21% 3.18% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 (in millions) $60.5 $58.8 $58.6 $58.1 $55.9 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Net Interest Income/Margin • Net interest income down slightly from prior quarter due to lower average earning assets • Net interest margin decreased 3bp to 3.18% as the increase in the cost of deposits exceeded the increase in the average yield on earning assets, as well as the impact of interest reversals on loans placed on non - accrual • Average rate on new and renewed loan originations decreased 34bps to 7.88% in 1Q24 from 8.22% in 4Q23 • Net interest margin expected to continue to be relatively stable as loan portfolio continues to reprice and the impact of continued repositioning in the investment portfolio is realized Net Interest Income Net Interest Margin 31 32

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of March 31, 2024	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 710	$ 290	$ 539	$ 264	$ 38	$ 4	$ 27	$1,872	$ 565	$ 80	$ 1,227
Commercial real estate	707	345	679	427	186	19	34	2,397	517	233	1,647
Construction and land	296	41	38	71	1	—	27	474	264	39	171
Residential real estate	72	54	77	64	85	20	7	379	52	119	208
Consumer	196	203	418	14	6	—	—	837	113	—	724
Total	$1,981	$ 933	$1,751	$ 839	$ 316	$ 43	$ 95	$5,958	$ 1,510	$ 471	$ 3,977
% of Total	33 %	16 %	29 %	14 %	5 %	1 %	2 %	100 %	25 %	8 %	67 %
Weighted Average Rate	7.59 %	5.59 %	5.24 %	5.35 %	4.59 %	3.75 %	0.22 % [2]	5.97 %	8.16 %	4.78 %	5.27 %

Investment Securities Available for Sale[3]

(in millions)

As of March 31, 2024	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 180	$ 160	$ 181	$ 330	$ 293	$ 1,144
% of Total	16 %	14 %	16 %	29 %	26 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Over 15 years category includes all nonaccrual loans and leases.

(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

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Midland States Bancorp, Inc.

Wealth Management Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,503 $3,595 $3,501 $3,733 $3,888 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 $6.41 31 34 $6.27 $6.29 $6.60 $7.13 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 • Assets under administration increased mainly due to $97 million of new accounts and positive market performance • Wealth Management fees increased from prior quarter due to increases in estate and tax planning fees from new business development efforts • New technology planned to launch in 2Q24 • Continual hiring of wealth advisors positively impacting new business development

$15.8 $18.8 $11.5 $20.5 $21.2 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Noninterest Income • Noninterest income increased from prior quarter primarily due to higher wealth management revenue • 1Q24 noninterest income included incremental servicing revenues of $3.7 million related to the Greensky portfolio • 4Q23 noninterest income included incremental servicing revenues of $3.8 million and $1.1 million gain from the sale of Visa B stock offset by $2.9 million of losses on the sale of investment securities • Fee income expected to be $18.0 - 18.5 million in the near - term quarters Noninterest Income (in millions) 31 35

36 $44.5 $42.9 $42.0 $44.5 $44.9 57.6% 55.0% 55.8% 55.2% 58.0% 2Q 2023 3Q 2023 Total Noninterest Expense Efficiency Ratio 1Q 2023 4Q 2023 1Q 2024 Noninterest Expense and Operating Efficiency 36 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) • Efficiency Ratio (1) was 58.0% in 1Q 2024 vs. 55.2% in 4Q 2023 • Slight increase in noninterest expense from prior quarter primarily attributable to seasonal impact of higher payroll taxes and higher FDIC insurance expense offset by lower health insurance costs in the first quarter • Near - term operating expense run - rate expected to be approximately $45.5 - $46.5 million Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Capital Ratios and Strategy • Capital initiatives increased CET1 to 8.60% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7 . 00% - 7 . 75 % by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of March 31, 2024 ) 6.58% 8.60% 9.92% 11.16% 13.68% 11.62% 10.33% 11.62% 12.77% Consolidated Bank Level TCE/TA 37 37 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

7.77% (0.19)% 0.90% (0.37) % 0.05% 0.24% 8.40% CET1 YE 2022 Stock Buy Backs Earnings Common GW & Change CET1 YE Div Intangible in RW 2023 Amortz Assets Building Capital Annual - 2023 Quarterly - 1Q24 8.40% 37 38 (0.02)% 0.14% (0.10) % 0.01% 0.17% 8.60% CET1 12/31/23 Stock Buy Backs Earnings Common GW & Change CET1 Div Intangible in RW 3/31/24 Amortz Assets • CET1 Increased 20 bps to 8.60% from from 4Q23 despite credit headwinds • Balance sheet and capital strategy reduced risk weighted assets $135M from 4Q23 • Support organic growth needs of new and existing core relationships • Opportunistic share repurchases at or below TBV and continuing 23 - year track record of increasing the dividend on an annual basis while continuing to improve capital • Targeted CET1 ratio of 9.00% to 9.25% by end of 2024

Outlook 37 39

2024 Outlook and Priorities 37 40 • Well positioned with increased levels of capital, liquidity, and reserves • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Capitalizing on market disruption resulting from M&A to add new clients and banking talent • Strong financial performance and prudent balance sheet management should lead to further increases in capital ratios • Loan pipeline remains steady and new loan production within the community bank will continue to partially offset the runoff from the GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Neutral interest rate sensitivity positions Midland well for managing future changes in interest rates • Maintain disciplined expense management while also investing in areas that will enhance the long - term value of the franchise * Improvements in technology platform and additional advisors positively impacting business development in Wealth Management * Expanded presence in higher growth St. Louis market including the addition of a new market president resulting in new commercial, retail and wealth management clients * Banking - as - a - Service initiative expected to start making a contribution to deposit gathering and fee income during 2024

Long - Term Formula for Enhancing Shareholder Value Strategic Balance Sheet Expansion Enhanced Operational Efficiencies Recurring Revenue Streams Value - Add M&A Sustained Earnings Growth Superior Returns Elevated Franchise Value 37 41

APPENDIX 37 42

43 ESG: A Framework for Sustainability 43 Environmental Facilities • We have installed solar power in 22 Midland locations. • Our corporate headquarters, built in 2011, is LEED (Silver) Certified. • We have made more than $50 million of credit available for residential and commercial solar projects since 2011. Paper Reduction • More than 50% of our customers use paperless statements and we have had a paper elimination program in place since 2010. Social Community Impact • We have been serving families and businesses since 1881, offering products and services based on the needs of our customers. • We work with more than 200 community organizations to ensure we address the needs of each of our markets in the areas of lending, investments, philanthropy, products, community engagement, and inclusion. • The Midland Institute CEO program, a unique year - long program designed to teach entrepreneurship to high school students, was created in 2010. As of 2023, 70 programs serving 330 schools utilize this powerful program for energizing tomorrow's business leaders. Culture and People • Since 2008, Midland has provided all employees with personal and professional development training. • Midland’s Advanced Study for Talent Enrichment and Resource Training (MASTERS) program serves to develop future leaders of the Company. To date 68% of participants have been women or minority employees. • In April 2020, Midland established the Diversity & Inclusion Council. This council, now known as the Council of Belonging, continues to actively contribute to our Company culture, reinforcing our commitment to diversity, inclusion and belonging for all employees. • Midland offers employees paid time off to contribute their time and talents to recognized charities, causes, or not - for - profit community organizations. Philanthropy • Since its creation in 2011, the Midland States Bank Foundation has contributed more than $1.8 million to non - profit organizations throughout Midland’s footprint. The Foundation seeks to align contributions with Midland’s Community Impact focus: education, work force development, financial empowerment, housing, small business development and health & wellness. Priority is given to programs or organizations that focus on low - to moderate - income populations. Financial Education • In 2023, we provided over 600 volunteer hours specific to financial empowerment seminars in our communities. • Since 2015 we have held more than 450 financial literacy seminars benefiting low to moderate income or minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement programs we have made $123.5 million of loans to families underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers, online with materials clearly describing the features, costs and alternatives available, and by dual - language materials in our branches and our ADA compliant website. Governance Reputation and Ethics • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board includes female, Hispanic and African American representation and has since before becoming a publicly traded company in 2016. • Our Code of Business Conduct and Ethics is available at investors.midlandsb.com. Oversight of Strategy and Risk • The Company’s Chair and CEO roles have been separate since the Company’s inception (1988). • All directors, except our CEO, are “independent” pursuant to applicable SEC/ NASDAQ rules. • Our board of directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management across our enterprise. • Consistent with COSO’s 2017 Enterprise - Wide Risk Management (ERM) Framework, our ERM program employs business process risk ownership and the “three lines of defense” model. Data Security • We utilize data security programs and a privacy policy under which we do not sell or share customer information with nonaffiliated entities. Executive Compensation • Our executive compensation, including all performance related compensation, is evaluated annually by Risk Management to ensure consistency with Federal Reserve Safety and Soundness requirements, and the Interagency Guidance on Sound Incentive Compensation Policies issued jointly by the federal regulatory agencies. • All cash and equity incentive programs for executive officers include performance metrics and/or four - year vesting periods.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended 2023 2022 2021 2020 2019 2018 (dollars in thousands, except per share data) $ 791,853 $ 758,574 $ 663,837 $ 621,391 $ 661,911 $ 608,525 Shareholders' Equity to Tangible Common Equity Total shareholders' equity — GAAP (110,548) (110,548) — — — (2,781) Adjustments: Preferred Stock (161,904) (161,904) (161,904) (161,904) (171,758) (164,673) Goodwill (16,108) (20,866) (24,374) (28,382) (34,886) (37,376) Other intangible assets, net 503,293 465,256 477,559 431,105 455,267 403,695 Tangible common equity (76,753) (83,797) 5,237 11,431 7,442 (2,108) Less: Accumulated other comprehensive income (AOCI) $ 580,046 $ 549,053 $ 472,322 $ 419,674 $ 447,825 $ 405,803 Tangible common equity excluding AOCI 21,551,402 22,214,913 22,050,537 22,325,471 24,420,345 23,751,798 Common Shares Outstanding $ 23.35 $ 20.94 $ 21.66 $ 19.31 $ 18.64 $ 17.00 Tangible Book Value Per Share $ 26.91 $ 24.72 $ 21.42 $ 18.80 $ 18.34 $ 17.09 Tangible Book Value Per Share excluding AOCI 44 44

MIDLAND STATES BANCORP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Year Ended 2018	2019	2020	2021	2022	2023
Income before income taxes - GAAP	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	(676)
Other income	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:						
Impairment related to facilities optimization	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average tangible common equity	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

45

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Year Ended							
	2016	2017	2018	2019	2020	2021	2022	2023
(dollars in thousands)								
Noninterest expense - GAAP	$ 121,289	$ 152,997	$ 191,643	$ 175,641	$ 184,010	$ 175,069	$ 175,662	$ 173,902
Adjustments to noninterest expense:								
Impairment related to facilities optimization	(2,099)	(1,952)	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	—	(4,059)	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	(511)	—	—	(1,778)	(193)	—	—	—
Net expense from FDIC loss share termination agreement	(351)	—	—	—	—	—	—	—
Integration and acquisition expenses	(2,343)	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Adjusted noninterest expense	$ 115,985	$ 129,248	$ 167,170	$ 165,283	$ 162,097	$ 161,955	$ 172,065	$ 173,902
Net interest income - GAAP	105,254	129,662	180,087	189,815	199,136	207,675	245,735	236,017
Effect of tax-exempt income	2,579	2,691	2,095	2,045	1,766	1,543	1,283	828
Adjusted net interest income	107,833	132,353	182,182	191,860	200,902	209,218	247,018	236,845
Noninterest income - GAAP	72,057	59,362	71,791	75,282	61,249	69,899	79,891	66,590
Adjustments to noninterest income:								
Impairment (recapture) on commercial mortgage servicing	3,135	2,324	(450)	2,139	12,337	7,532	1,263	—
(Gain) loss on sales of investment securities, net	(14,702)	(222)	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—	(2,159)	(17,531)	—
(Gain) on repurchase of subordinated debt	—	—	—	—	—	—	—	(676)
(Gain) on sale of Visa B shares	—	—	—	—	—	—	—	(1,098)
Other income	608	67	(89)	29	17	(48)	—	—
Adjusted noninterest income	61,098	61,531	70,788	76,776	71,882	74,687	63,853	74,188
Adjusted total revenue	$ 168,931	$ 193,884	$ 252,970	$ 268,636	$ 272,784	$ 283,905	$ 310,871	$ 311,033
Efficiency ratio	68.66 %	66.66 %	66.08 %	61.53 %	59.42 %	57.05 %	55.35 %	55.91 %

46

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Quarter Ended				
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Income before income taxes - GAAP	$ 18,240	$ 27,152	$ 22,935	$ 28,820	$ 28,666
Adjustments to noninterest income:					
Loss on sales of investment securities, net	—	2,894	4,961	869	648
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—
(Gain) on repurchase of subordinated debt	—	—	—	(676)	—
(Gain) on sale of Visa B shares	—	—	—	—	—
Total adjustments to noninterest income	—	1,796	4,961	193	648
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	—	—	—
Integration and acquisition expenses	—	—	—	—	—
Total adjustments to noninterest expense	—	—	—	—	—
Adjusted earnings pre tax - non-GAAP	18,240	28,948	27,896	29,013	29,314
Adjusted earnings tax	4,355	6,927	8,389	7,297	7,069
Adjusted earnings - non-GAAP	13,885	22,021	19,507	21,716	22,245
Preferred stock dividends	2,228	2,228	2,229	2,228	2,228
Adjusted earnings available to common shareholders	$ 11,657	$ 19,793	$ 17,278	$ 19,488	$ 20,017
Adjusted diluted earnings per common share	$ 0.53	$ 0.89	$ 0.78	$ 0.87	$ 0.88
Adjusted return on average assets	0.72 %	1.11 %	0.98 %	1.10 %	1.15 %
Adjusted return on average shareholders' equity	7.07 %	11.42 %	10.03 %	11.21 %	11.76 %
Adjusted return on average tangible common equity	9.34 %	16.51 %	14.24 %	16.10 %	17.11 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Adjusted earnings pre tax - non-GAAP	$ 18,240	$ 28,948	$ 27,896	$ 29,013	$ 29,314
Provision for credit losses	14,000	6,950	5,168	5,879	3,135
Impairment on commercial mortgage servicing rights	—	—	—	—	—
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 32,240	$ 35,898	$ 33,064	$ 34,892	$ 32,449
Adjusted pre-tax, pre-provision return on average assets	1.67 %	1.80 %	1.66 %	1.76 %	1.67 %

47

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended March 31, June 30, September 30, December 31, March 31, 2023 2023 2023 2023 2024 $ 44,482 $ 42,894 $ 42,038 $ 44,488 $ 44,867 (dollars in thousands) Noninterest expense - GAAP — — — — — Loss on mortgage servicing rights held for sale — — — — — Integration and acquisition expenses $ 44,482 $ 42,894 $ 42,038 $ 44,488 $ 44,867 Adjusted noninterest expense $ 60,504 $ 58,840 $ 58,596 $ 58,077 $ 55,920 Net interest income - GAAP 244 195 205 183 215 Effect of tax - exempt income 60,748 59,035 58,801 58,260 56,135 Adjusted net interest income 15,779 18,753 11,545 20,513 21,187 Noninterest income - GAAP — — — — — Impairment on commercial mortgage servicing rights 648 869 4,961 2,894 — Loss on sales of investment securities, net — — — — — (Gain) on termination of hedged interest rate swaps — (676) — — — (Gain) on repurchase of subordinated debt — — — — — Company - owned life insurance enhancement fee 16,427 18,946 16,506 22,309 21,187 Adjusted noninterest income $ 77,175 $ 77,981 $ 75,307 $ 80,569 $ 77,322 Adjusted total revenue 57.64% 55.01% 55.82% 55.22% 58.03 % Efficiency ratio 47 48

MIDLAND STATES BANCORP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023[1]	September 30, 2023	June 30, 2023	March 31, 2023
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 791,006	$ 791,853	$ 757,610	$ 776,821	$ 775,643
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible common equity	$ 503,535	$ 503,293	$ 467,920	$ 486,002	$ 483,616
Less: Accumulated other comprehensive income (AOCI)	(81,419)	(76,753)	(101,181)	(84,719)	(77,797)
Tangible common equity excluding AOCI	$ 584,954	$ 580,046	$ 569,101	$ 570,721	$ 561,413
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,831,809	$ 7,866,868	$ 7,969,285	$ 8,034,721	$ 7,930,174
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible assets	$ 7,654,886	$ 7,688,856	$ 7,790,143	$ 7,854,450	$ 7,748,695
Common Shares Outstanding	21,485,231	21,551,402	21,594,546	21,854,800	22,111,454
Tangible Common Equity to Tangible Assets	6.58 %	6.55 %	6.01 %	6.19 %	6.24 %
Tangible Book Value Per Share	$ 23.44	$ 23.35	$ 21.67	$ 22.24	$ 21.87
Tangible Book Value Per Share, excluding AOCI	$ 27.23	$ 26.91	$ 26.35	$ 26.11	$ 25.39

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	March 31, 2024	December 31, 2023[1]	September 30, 2023	June 30, 2023	March 31, 2023
Net income available to common shareholders	$ 11,657	$ 18,483	$ 9,173	$ 19,347	$ 19,544
Average total shareholders' equity—GAAP	$ 789,906	$ 764,790	$ 771,625	$ 776,791	$ 767,186
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,525)	(16,644)	(17,782)	(18,937)	(20,184)
Average tangible common equity	$ 501,929	$ 475,694	$ 481,391	$ 485,402	$ 474,550
ROATCE	9.34 %	15.41 %	7.56 %	15.99 %	16.70 %

Notes:

(1) September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release

49

Midland States Bancorp, Inc.